Exhibit 10.10

SECOND DEED OF VARIATION

MEF I, L.P.

G Medical Innovations Holdings Limited

DLA Piper Australia

Level 31, Central Park

152-158 St Georges Terrace
Perth WA 6000

PO Box Z5470

Perth WA 6831
Australia

DX 130 Perth

T +61 8 6467 6000

F +61 8 6467 6001

W www.dlapiper.com

CONTENTS

DETAILS		1

BACKGROUND		1

AGREED TERMS		1

1	DEFINITIONS AND INTERPRETATION	1

2	OPERATION	2

3	AMENDMENT	2

4	AFFIRMATION	4

5	SUBJECT TO THIS DEED TERMS TO REMAIN IN FULL FORCE AND EFFECT	4

6	MISCELLANEOUS	4

DETAILS

Date		2020

Parties	Company
	Name	G Medical Innovations Holdings Limited
	ARBN	617 204 743
	Address	P.O. Box 10008, Willow House, Cricket Square
Grand Cayman, KY1-1001, Cayman Islands

Investor
	Name	MEF I, L.P.
	Address	40 Wall Street
Floor 58, New York, NY 10005

Guarantor
	Name	Mr Yacov Geva
	Address	P.O. Box 10008, Willow House, Cricket Square
Grand Cayman, KY1-1001, Cayman Islands

BACKGROUND

A	The parties are party to the Deed of Termination, Settlement and Release.

B	The parties have agreed to vary the terms of the Deed of Termination, Settlement and Release according to the terms set out in this Deed.

AGREED TERMS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words and expressions shall have the following meanings where used in this Deed, unless the context otherwise requires:

Commencement Date means the date on which the last of the parties enters into this Deed;

Deed means this second deed of variation;

Deed of Termination, Settlement and Release means the deed of termination, settlement and release between the parties executed on or around 11 February 2020, as varied by the Deed of Variation; and

Deed of Variation means the deed of variation executed by the parties on or around 7 April 2020 to vary the Deed of Termination, Settlement and Release.

1.2	Interpretation

In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:

1.2.1	headings are inserted for convenience only and do not affect the interpretation of this Deed;

1.2.2	an expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency;

1.2.3	where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning;

1.2.4	a word which indicates the singular also indicates the plural, a word which indicates the plural also indicates the singular, and a reference to a gender also indicates the other genders;

1.2.5	references to the word ‘include’ or ‘including’ are to be construed without limitation;

1.2.6	a reference to a party, clause or appendix is a reference to a party, clause or appendix of or to this deed;

1.2.7	a reference to a party to any document or agreement includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

1.2.8	a reference to any document or agreement is to that document or agreement as amended, novated, supplemented or replaced from time to time; and

1.2.9	a provision of this deed must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this deed or the inclusion of the provision in this deed.

2	OPERATION

The parties agree that the variations to the Deed of Termination, Settlement and Release in clause 3 have effect from the Commencement Date.

3	AMENDMENT

3.1	Amendment of Agreement

On and from the Commencement Date, the Deed of Termination, Settlement and Release is varied as follows:

3.1.1	the definition of ‘Final Payment Date’ in clause 1.1 is deleted and replaced with the following:

“Final Payment Date means 1 May 2020, save that if the Company makes an announcement on its ASX platform on or before 1 May 2020 that the Company has received firm commitments in respect to an equity capital raising by the Company to raise approximately A$5 million, then 8 May 2020 (or such later date as agreed between the Parties in writing).”

3.1.2	the definition of ‘End Date’ in clause 1.1 is deleted and replaced with the following:

“End Date means 4 May 2020, save that if the Company makes an announcement on its ASX platform on or before 1 May 2020 that the Company has received firm commitments in respect to an equity capital raising by the Company to raise approximately A$5 million, then 11 May 2020 (or such later date as agreed between the Parties in writing).”

3.1.3	insert a definition of ‘Capital Raise Settlement Date’ into clause 1.1 as follows:

“Capital Raise Settlement Date means the date on which Shares are issued pursuant to an equity capital raising to be undertaken by the Company to raise approximately A$5 million.”

3.1.4	insert a definition of ‘Third Shares’ into clause 1.1 as follows:

“Third Shares means such number of Shares determined by dividing A$500,000 by the lowest average issue price at which Shares are issued to any investor under the capital raise contemplated by the definition of Capital Raise Settlement Date, and rounding upwards to the nearest whole number.”

3.1.5	clause 2.1 is deleted and replaced with the following:

“2.1	The Company will:

2.1.1	pay to the Investor the amount of US$3,180,501.43 (inclusive of any GST) less:

2.1.1.1	any amounts remitted to the Investor pursuant to clause 4.3 after 30 April 2020; and

2.1.1.2	the US$ amount equivalent to A$500,000 divided by the Exchange Rate, if the Company issues the Third Shares in accordance with clause 2B,

(Cash Settlement) in accordance with clause 2.2;

2.1.2	pay to the Investor A$40,000 in outstanding legal costs (Outstanding Legal Fees) in accordance with clause 2.2; and

2.1.3	issue to the Investor (and/or its nominee) the Third Shares in accordance with clause 2B,

in full and final settlement of all amounts owing and all Claims arising out of, in connection with, related to or incidental to the Convertible Securities Agreement. The parties acknowledge and agree that the Shares pursuant to clause 2.4 (Investor Shares) and the Second Shares have been issued to the Investor in accordance with the Deed of Termination, Settlement and Release.”

3.1.6	a new clause 2B is added to the Deed of Termination, Settlement and Release after the existing clause 2A, to read:

“2B. SETTLEMENT

2B.1	The Company must issue to the Investor (and/or its nominee) the Third Shares in accor dance with clause 2B.2.

2B.2	The Third Shares must be issued to the Investor and/or its nominee on or before the Capital Raise Settlement Date.

2B.3	The Investor undertakes not to trade in Shares during the period commencing on the Commencement Date and ending on the Capital Raise Settlement Date.

2B.4	The Company must, on the Capital Raise Settlement Date:

2B.4.1	ensure approval has been given for official quotation of the Third Shares on the Official List; and

2B.4.2	lodge with ASIC a prospectus prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(1)) of the Corporations Act to ensure that an offer for sale of the Third Shares does not require disclosure to investors.

4	AFFIRMATION

4.1	The parties ratify and confirm the Deed of Termination, Settlement and Release as varied by this Deed and confirm that the Deed of Termination, Settlement and Release is in full force and effect.

5	SUBJECT TO THIS DEED TERMS TO REMAIN IN FULL FORCE AND EFFECT

Confirmation of Deed of Termination, Settlement and Release

5.1	Subject to the variations made by this Deed the terms and conditions of the Deed of Termination, Settlement and Release remain in full force and effect.

Inconsistency

5.2	If there is any inconsistency between the provisions of this Deed and the provisions of the Deed of Termination, Settlement and Release, then the provisions of this Deed prevail.

6	MISCELLANEOUS

Governing law and jurisdiction

6.1	This Deed shall be governed by and construed in accordance with the laws of Western Australia. The parties irrevocably submit to the jurisdiction of the courts of Western Australia.

Costs

6.2	The parties shall each pay their own legal costs in respect to the preparation and execution of this Deed.

Execution and delivery

6.3	By executing this Deed, a party intends:

6.3.1	to be immediately bound by this Deed; and

6.3.2	for such execution to constitute delivery of this Deed to the other party.

6.4	Nothing in clause 6.3 of this deed should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.

Further acts

6.5	Each party must promptly execute all documents and do all things that the other party from time to time reasonably requests to effect, perfect or complete this Deed.

Execution of separate documents

6.6	This Deed is properly executed if each party executes either this document or an identical document. In the latter case, this Deed takes effect when the separately executed documents are exchanged between the parties.

6.7	If this Deed is undated, the date of this Deed is the date of last execution by a party.

Variation

6.8	No variation of this Deed will be of any force or effect unless it is in writing and signed by each party to this Deed.

Waivers

6.9	A waiver of any right, power or remedy under this Deed must be in writing signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

6.10	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this Deed does not amount to a waiver.

Executed as a Deed

Executed by G Medical Innovations Holdings Limited (ARBN 617 204 743) acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s 127 of the Corporations Act 2001

/s/ Brendan de Kauwe	/s/ Yacov Geva
Signature of director	Signature of director/company secretary

Brendan de Kauwe	Yacov Geva
Name of director (print)	Name of director/company secretary (print)

Signed sealed and delivered for and on behalf of MEF I, L.P. by its authorised representative in the presence of:

/s/ Ari Morris
Signature of authorised representative

Ari Morris
Name of authorised representative (print)

Signed, sealed and delivered by Mr Yacov Geva in the presence of:

/s/ Rivka Geva	/s/ Yacov Geva
Signature of witness	Signature of Yacov Geva

Rivka Geva
Name of witness (print)